Exhibit 99.1

Alnylam Pharmaceuticals Reports Fourth Quarter and Full Year 2022 Financial Results and Highlights Recent Period Activity

− Achieved Fourth Quarter and Full Year 2022 Global Net Product Revenues of $262 Million and $894 Million, Respectively, Representing 35% Annual Growth Compared to 2021 (43% Using Constant Exchange Rate*) –

− Submitted and Received Acceptance of Supplemental New Drug Application (sNDA) for ONPATTRO® (patisiran) for the Treatment of the Cardiomyopathy of ATTR Amyloidosis –

− Provides 2023 Combined Net Product Revenue Guidance of $1,200 Million to $1,285 Million, in Addition to Collaboration and Royalty Revenue and Operating Expense Guidance –

CAMBRIDGE, Mass.--(BUSINESS WIRE)--February 23, 2023--Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2022 and reviewed recent business highlights.

“2022 was another year of strong progress at Alnylam, including our continued commercial execution which delivered 35% full-year product revenue growth (43% with constant exchange rate*) compared to 2021. A key factor in these results was the approval and launch of AMVUTTRA, which is off to a great start in its first two full quarters on the market. Further to our leadership in TTR amyloidosis, we’re thrilled to have submitted our sNDA for ONPATTRO for the treatment of the cardiomyopathy of ATTR amyloidosis, which has now been accepted by the FDA, and look forward to potentially bringing this important therapy to patients, if approved,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “Looking ahead to 2023, we are excited for a number of important milestones across the pipeline, with 10 clinical readouts from proprietary and partner-led programs, including first-in-human results for an RNAi therapeutic in the CNS from our Phase 1 study of ALN-APP, as well as Phase 2 results from the KARDIA studies of zilebesiran. With the totality of this progress, we believe we are on track to achieve our Alnylam P5x25 goals and position Alnylam as a top-tier biotech company poised to deliver sustainable innovation.”

Fourth Quarter 2022 and Recent Significant Corporate Highlights

Commercial Performance

Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)

  Achieved global net product revenues for ONPATTRO and AMVUTTRA for the fourth quarter of $122 million and $69 million, respectively, representing 12% total TTR quarterly growth compared to Q3 2022, and full year 2022 revenues of $558 million and $94 million, respectively, representing 37% total TTR annual growth compared to full year 2021.
  Attained over 2,975 hATTR amyloidosis patients with polyneuropathy worldwide on commercial treatment with ONPATTRO or AMVUTTRA as of December 31, 2022, up from over 2,580 commercial patients as of September 30, 2022, representing 15% total TTR quarterly growth and 46% total TTR annual growth vs. 2021.
  Received 760 Start Forms in the U.S. for AMVUTTRA from launch through December 31, 2022, with ~53% representing new patients and ~47% representing patients switching from ONPATTRO.

GIVLAARI® (givosiran)

  Achieved global net product revenues for the fourth quarter and full year 2022 of $47 million and $173 million, respectively, representing quarterly and annual growth of 3% and 35% compared to Q3 2022 and full year 2021, respectively.
  Attained over 520 patients worldwide on commercial GIVLAARI treatment as of December 31, 2022, up from over 460 commercial patients as of September 30, 2022, representing 13% quarterly growth and 47% annual growth vs. 2021.

OXLUMO® (lumasiran)

  Achieved global net product revenues for the fourth quarter and full year 2022 of $24 million and $70 million, respectively, representing quarterly and annual growth of 45% and 17% compared to Q3 2022 and full year 2021, respectively.
  Attained over 280 patients worldwide on commercial OXLUMO treatment as of December 31, 2022, up from over 230 commercial patients as of September 30, 2022, representing 22% quarterly growth and 101% annual growth vs. 2021.

Leqvio® (inclisiran)

  Launch is ongoing, with focus on patient on-boarding, removing access hurdles and enhancing medical education.

R&D Highlights

Patisiran (the non-proprietary name for ONPATTRO), in development for the treatment of ATTR amyloidosis.

  Submitted and received acceptance of the sNDA for ONPATTRO (patisiran) for the treatment of the cardiomyopathy of ATTR amyloidosis. The FDA has set an action date of October 8, 2023 under the Prescription Drug User Fee Act (PDUFA).
    In their file acceptance letter, the FDA stated that they have not identified any review issues. The Agency also noted that they are planning to hold an advisory committee meeting to discuss the application.

Vutrisiran (the non-proprietary name for AMVUTTRA), in development for the treatment of ATTR amyloidosis.

  Announced topline results from the Randomized Treatment Extension (RTE) of the HELIOS-A Phase 3 study evaluating a biannual dosing regimen of vutrisiran.
    Non-inferiority of 50 mg biannual (vs. 25 mg quarterly) was established, as measured by TTR lowering through nine months in the RTE, along with an acceptable safety profile.
    However, the Company announces its strategic decision not to proceed with regulatory submissions for a biannual dosing regimen of vutrisiran and instead will focus on advancing ALN-TTRsc04, which has now entered the clinic and offers the potential for more durable and potent TTR silencing via annual dosing.
  Received approval from the Brazilian Health Regulatory Agency (ANVISA) for AMVUTTRA for the treatment of hATTR amyloidosis in adults.

Lumasiran (the non-proprietary name for OXLUMO), for the treatment of primary hyperoxaluria type 1 (PH1).

  Based on the successful outcome of the ILLUMINATE-C study in children and adults with advanced PH1, received approval from the U.S. FDA of an sNDA for OXLUMO, expanding the indication for the treatment of PH1 to lower urinary oxalate and plasma oxalate levels in pediatric and adult patients, and received approval from the European Medicines Agency (EMA) of a Type II variation to include the ILLUMINATE-C data in the label.

Inclisiran (the non-proprietary name for Leqvio), for the treatment of hypercholesterolemia or mixed dyslipidemia, in collaboration with Novartis.

  New long-term data from the ORION-3 open-label study demonstrated effective and sustained reductions in LDL cholesterol over four years of treatment. At any time throughout the trial, approximately 80% of patients reached an LDL-C level of <70mg/dL. Data presented at AHA 2022.

Early- and mid-stage investigational RNAi therapeutic pipeline programs and RNAi platform.

  Completed enrollment in the KARDIA-1 Phase 2 monotherapy study of zilebesiran in patients with mild-to-moderate hypertension.
  Submitted Clinical Trial Authorization (CTA) filings for ALN-KHK for the treatment of type 2 diabetes, and ALN-PNP for the treatment of NASH in collaboration with Regeneron. Regeneron announced that dosing in a Phase 1 study of ALN-PNP has been initiated.
  Submitted a CTA application for ALN-TTRsc04, in development for the treatment of ATTR amyloidosis. The Company announces today that dosing in a Phase 1 study has been initiated.
  Announced pipeline prioritization decisions at 2022 R&D Day, including discontinuation of ALN-XDH in gout and lumasiran in recurrent renal stones, and pausing development of cemdisiran in IgA nephropathy.

Additional Business Updates

  Appointed Carolyn Bertozzi, Ph.D. to its Board of Directors. Also, Amy W. Schulman, previously the Lead Independent Director, assumed the role of Chair of the Board from Michael W. Bonney, who has continued on the Board as a non-independent director. Mr. Bonney stepped down from his interim role as Executive Chair.
  Ranked #1 on The Boston Globe’s 2022 list of Great Places to Work in the “Largest Employer category.
  Ranked #2 in Science Magazine’s 2022 Top Employer survey, marking the fourth year Alnylam was featured as one of the top three companies.
  Recognized on Newsweek’s 2023 list of America’s Most Responsible Companies.

Upcoming Events

In early 2023:

  Alnylam intends to complete enrollment in the KARDIA-2 Phase 2 study of zilebesiran.
  Alnylam intends to report preliminary topline results from the Phase 1 study of ALN-APP in patients with early onset Alzheimer’s Disease.
  Alnylam intends to initiate a Phase 1 study of ALN-KHK in normal healthy volunteers.
  Vir intends to report additional results from Part A of the MARCH trial evaluating the combination of ALN-HBV02 (VIR-2218) and VIR-3434, an anti-HBV monoclonal antibody, for the treatment of patients with chronic HBV infection in the first half of 2023.
    Vir also plans to report additional results from a Phase 2 study evaluating the combination of ALN-HBV02 (VIR-2218) and PEG-IFN alpha in the first half of 2023.
  Regeneron plans to initiate a Phase 2 study of ALN-HSD in patients with NASH.

Financial Results for the Quarter and Year Ended December 31, 2022

Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2022	2021	2022	2021
Net product revenues	$261,675	$198,514	$894,329	$662,138
Net revenue from collaborations	$70,645	$59,625	$134,912	$180,953
Royalty revenue	$2,715	$396	$8,177	$1,196

GAAP Operating loss	$(188,614)	$(194,561)	$(785,072)	$(708,652)
Non-GAAP Operating loss	$(145,847)	$(149,979)	$(554,423)	$(542,935)

GAAP Other expense, net	$(18,407)	$(65,741)	$(341,921)	$(143,492)
Non-GAAP Other expense, net	$(25,203)	$(60,163)	$(232,023)	$(199,187)

GAAP Net loss	$(207,493)	$(258,460)	$(1,131,156)	$(852,824)
Non-GAAP Net loss	$(171,522)	$(208,300)	$(790,609)	$(742,802)

GAAP Net loss per common share – basic and diluted	$(1.68)	$(2.16)	$(9.30)	$(7.20)
Non-GAAP Net loss per common share – basic and diluted	$(1.39)	$(1.74)	$(6.50)	$(6.27)

Net Product Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2022	2021	2022	2021
ONPATTRO net product revenues	$122,221	$138,630	$557,608	$474,737
AMVUTTRA net product revenues	68,566	-	93,795	-
Total TTR net product revenues	190,787	138,630	651,403	474,737

GIVLAARI net product revenues	47,058	40,679	173,144	127,815
OXLUMO net product revenues	23,830	19,205	69,782	59,586

Total net product revenues	$261,675	$198,514	$894,329	$662,138
	Year over Year % Growth
	Three Months Ended December 31,		Twelve Months Ended December 31,
	As Reported	At CER*	As Reported	At CER*
Total TTR net product revenues	38%	48%	37%	46%

GIVLAARI net product revenues	16%	22%	35%	41%
OXLUMO net product revenues	24%	33%	17%	25%
Total net product revenues	32%	41%	35%	43%

* CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the three and twelve months ended December 31, 2021. CER is a Non-GAAP measure.

  Net product revenues increased 32% and 35% at actual currency during the three and twelve months ended December 31, 2022, respectively, compared to the same periods in 2021, and 41% and 43% at CER, respectively. The increases are primarily due to increased patients on our commercial TTR products as well as increased patients on GIVLAARI and OXLUMO.

Net Revenues from Collaborations

  Net revenues from collaborations increased 18% during the fourth quarter 2022, as compared to the prior year, primarily due to increased revenue from our collaboration with Regeneron from increased manufacturing activities.
  Net revenues from collaborations decreased 25% for the twelve months ended December 31, 2022, as compared to the prior year, primarily due to a decrease in revenue recognized in connection with our collaboration agreements with Regeneron and Vir, attributed to reduced research and manufacturing activities and timing of reimbursable activities.

Operating Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
GAAP research and development expenses	$262,039	$229,050	$883,015	$792,156
Non-GAAP research and development expenses	$245,095	$210,513	$790,854	$723,741

GAAP selling, general and administrative expenses	$210,344	$186,382	$770,658	$620,639
Non-GAAP selling, general and administrative expenses	$184,521	$160,337	$632,170	$523,337

Research & Development (R&D) Expenses

  GAAP and non-GAAP R&D expenses increased during the three and twelve months ended December 31, 2022, compared to the same periods in 2021, primarily due to increases in headcount to support our R&D pipeline, development expenses associated with the KARDIA-1 and KARDIA-2 zilebesiran Phase 2 studies, and manufacturing and research related expenses associated with our pre-clinical and developmental activities. GAAP R&D expenses further increased during the twelve month period due to increased stock-based compensation expense related to the accounting for certain performance-based awards that vested during the period.

Selling, General & Administrative (SG&A) Expenses

  GAAP and non-GAAP SG&A expenses increased during the three and twelve months ended December 31, 2022, compared to the same periods in 2021, primarily due to increased headcount and other strategic investments in support of the global launch of AMVUTTRA and other expenses to support our strategic growth. GAAP SG&A expenses further increased during the twelve month period due to stock-based compensation expense related to the accounting for certain performance-based awards that vested during the period.

Other Financial Highlights

  GAAP other expense, net, decreased during the fourth quarter 2022, as compared to the prior year, primarily due to foreign currency gains as a result of the U.S. Dollar weakening against key global currencies, increased interest income, and unrealized gains on marketable equity securities.
  GAAP other expense, net, increased during the twelve months ended December 31, 2022, compared to the same period in 2021, primarily due to a loss on the extinguishment of the Blackstone credit agreement, increased realized and unrealized losses on our marketable equity securities, and an increased loss from the fair value adjustment on the development derivative liability, offset by an increase in interest income.
  Cash, cash equivalents and marketable securities were $2.19 billion as of December 31, 2022 compared to $2.44 billion as of December 31, 2021 with the decrease primarily due to our year-to-date operating loss in 2022. This decrease was largely offset by approximately $265 million received from employee option award exercises and approximately $135 million received from the issuance of convertible debt, net of repayment borrowings, inclusive of prepayment premiums under the credit facility, the purchase of capped call transactions, and underwriter fees.

The adjustments to the non-GAAP measures provided in the financial results above and in the financial guidance below are described under “Use of Non-GAAP Financial Measures” later in this press release. A reconciliation of our GAAP to non-GAAP results presented in this release is included in the tables of this press release.

2023 Financial Guidance1

Full year December 31, 2023 financial guidance consists of the following:

Combined net product revenues for ONPATTRO, AMVUTTRA, GIVLAARI and OXLUMO[1,2]	$1,200 million – $1,285 million
Net Product Revenue Growth vs. 2022 at reported Fx rates[1]	34% to 44%
Net Product Revenue Growth vs. 2022 at constant exchange rates*	34% to 44%
Net revenues from collaborations and royalties	$100 million – $175 million
GAAP R&D and SG&A expenses	$1,790 million – $1,885 million
Non-GAAP R&D and SG&A expenses[3]	$1,575 million – $1,650 million

[1] Uses December 31, 2022 Fx rates including: 1 EUR = 1.07 USD and 1 USD = 131 JPY

[2] Assumes U.S. sNDA approval of patisiran for ATTR amyloidosis with cardiomyopathy by the PDUFA date on October 8, 2023

[3] Excludes $215-$235 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses

* CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the twelve months ended December 31, 2022. CER is a Non-GAAP measure.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains and expenses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses, realized and unrealized (gains) losses on marketable equity securities and loss on the extinguishment of debt. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized (gains) losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet. The Company has excluded the loss on the extinguishment of debt because the Company believes the item is a non-recurring transaction outside the ordinary course of the Company’s business.

Percentage changes in revenue growth at CER, also a non-GAAP financial measure, are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between historical GAAP and non-GAAP measures presented in this release is provided later in this press release.

Conference Call Information

Management will provide an update on the Company and discuss fourth quarter and year-end 2022 results as well as expectations for the future via conference call on Thursday, February 23, 2023 at 8:30 am ET. To access the call, please register online at https://register.vevent.com/register/BI050ad56309204f0a836ec037dd396473. Participants are requested to register at a minimum 15 minutes before the start of the call. A replay of the call will be available two hours after the call and archived on the same web page for six months.

A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About ONPATTRO® (patisiran)

ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of the polyneuropathy of hATTR amyloidosis in adults. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About AMVUTTRA® (vutrisiran)

AMVUTTRA® (vutrisiran) is an RNAi therapeutic approved in the United States for the treatment of the polyneuropathy of hereditary transthyretin-mediated (hATTR) amyloidosis in adults. It is a double‑stranded small interfering RNA (siRNA) that targets mutant and wild‑type transthyretin (TTR) messenger RNA (mRNA). Using Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate delivery platform, AMVUTTRA is designed for increased potency and high metabolic stability to allow for subcutaneous injection once every three months (quarterly). Results from the pivotal HELIOS-A Phase 3 study demonstrate AMVUTTRA rapidly reduces serum TTR levels, has the potential to reverse neuropathy impairment relative to baseline and improves other key measures of disease burden relative to external placebo in patients with the polyneuropathy of hATTR amyloidosis. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About GIVLAARI® (givosiran)

GIVLAARI is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, givosiran was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)

OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C study, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology

Alnylam has licenses to Arbutus Biopharma LNP intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam's RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding 20 years ago, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, expectations regarding Alnylam’s aspiration to become a leading biotech company and the planned achievement of its “Alnylam P5x25” strategy, the potential for Alnylam to identify new potential drug development candidates and advance its research and development programs, Alnylam’s ability to obtain approval for new commercial products or additional indications for its existing products, and Alnylam’s projected commercial and financial performance, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam's ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including patisiran and vutrisiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including patisiran and vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for ONPATTRO or AMVUTTRA in the future; Alnylam's ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam's dependence on third parties for the development and commercialization of certain products, including Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the potential impact of a current government investigation and the risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam's 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in its other SEC filings. In addition, any forward-looking statements represent Alnylam's views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. Patisiran has not been approved by any regulatory agency for the treatment of ATTR amyloidosis with cardiomyopathy. No conclusions can or should be drawn regarding its safety or effectiveness in treating cardiomyopathy in this population. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Net product revenues	$261,675	$198,514	$894,329	$662,138
Net revenues from collaborations	70,645	59,625	134,912	180,953
Royalty revenue	2,715	396	8,177	1,196
Total revenues	335,035	258,535	1,037,418	844,287

Operating costs and expenses:
Cost of goods sold	46,172	33,635	140,174	115,005
Cost of collaborations and royalties	5,094	4,029	28,643	25,139
Research and development	262,039	229,050	883,015	792,156
Selling, general and administrative	210,344	186,382	770,658	620,639
Total operating costs and expenses	523,649	453,096	1,822,490	1,552,939
Loss from operations	(188,614)	(194,561)	(785,072)	(708,652)
Other (expense) income:
Interest expense	(29,913)	(36,816)	(155,968)	(143,021)
Other (expense) income, net	11,506	(28,925)	(109,367)	(471)
Loss on the extinguishment of debt	—	—	(76,586)	—
Total other (expense) income, net	(18,407)	(65,741)	(341,921)	(143,492)
Loss before income taxes	(207,021)	(260,302)	(1,126,993)	(852,144)
Provision for income taxes	(472)	1,842	(4,163)	(680)
Net loss	$(207,493)	$(258,460)	$(1,131,156)	$(852,824)
Net loss per common share — basic and diluted	$(1.68)	$(2.16)	$(9.30)	$(7.20)
Weighted-average common shares used to compute basic and diluted net loss per common share	123,266	119,773	121,689	118,451

ALNYLAM PHARMACEUTICALS, INC. RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021[1]	2022	2021[1]
Reconciliation of GAAP to Non-GAAP research and development:
GAAP Research and development	$262,039	$229,050	$883,015	$792,156
Less: Stock-based compensation expenses	(16,944)	(18,537)	(92,161)	(68,415)
Non-GAAP Research and development	$245,095	$210,513	$790,854	$723,741

Reconciliation of GAAP to Non-GAAP selling, general and administrative:
GAAP Selling, general and administrative	$210,344	$186,382	$770,658	$620,639
Less: Stock-based compensation expenses	(25,823)	(26,045)	(138,488)	(97,302)
Non-GAAP Selling, general and administrative	$184,521	$160,337	$632,170	$523,337

Reconciliation of GAAP to Non-GAAP operating loss:
GAAP operating loss	$(188,614)	$(194,561)	$(785,072)	$(708,652)
Add: Stock-based compensation expenses	42,767	44,582	230,649	165,717
Non-GAAP Operating loss	$(145,847)	$(149,979)	$(554,423)	$(542,935)

Reconciliation of GAAP to Non-GAAP Other (expense) income:
GAAP Total other expense, net	$(18,407)	$(65,741)	$(341,921)	$(143,492)
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(6,796)	5,578	33,312	(55,695)
Add: Loss on the extinguishment of debt	—	—	76,586	—
Non-GAAP Other expense, net	$(25,203)	$(60,163)	$(232,023)	$(199,187)

Reconciliation of GAAP to Non-GAAP net loss:
GAAP Net loss	$(207,493)	$(258,460)	$(1,131,156)	$(852,824)
Add: Stock-based compensation expenses	42,767	44,582	230,649	165,717
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(6,796)	5,578	33,312	(55,695)
Add: Loss on the extinguishment of debt	—	—	76,586	—
Non-GAAP Net loss	$(171,522)	$(208,300)	$(790,609)	$(742,802)

Reconciliation of GAAP to Non-GAAP net loss per common share-basic and diluted:
GAAP Net loss per common share - basic and diluted	$(1.68)	$(2.16)	$(9.30)	$(7.20)
Add: Stock-based compensation expenses	0.35	0.37	1.90	1.40
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(0.06)	0.05	0.27	(0.47)
Add: Loss on the extinguishment of debt	—	—	0.63	—
Non-GAAP Net loss per common share - basic and diluted	$(1.39)	$(1.74)	$(6.50)	$(6.27)

[1] Beginning in 2022, presentations of non-GAAP financial measures will not include adjustments for upfront payment on license and collaboration agreement. Non-GAAP financial measures for three- and twelve-months ended December 31, 2021 have been adjusted to reflect this updated presentation.

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC. RECONCILIATION OF GAAP TO NON-GAAP PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY (Unaudited)

	December 31, 2022
	Three Months Ended	Twelve Months Ended
Total TTR net product revenue growth, as reported	38%	37%
Add: Impact of foreign currency translation	10	9
Total TTR net product revenue growth at constant currency	48%	46%

GIVLAARI net product revenue growth, as reported	16%	35%
Add: Impact of foreign currency translation	6	6
GIVLAARI net product revenue growth at constant currency	22%	41%

OXLUMO net product revenue growth, as reported	24%	17%
Add: Impact of foreign currency translation	9	8
OXLUMO net product revenue growth at constant currency	33%	25%

Total net product revenue growth, as reported	32%	35%
Add: Impact of foreign currency translation	9	8
Total net product revenue growth at constant currency	41%	43%

Total revenue growth, as reported	30%	23%
Add: Impact of foreign currency translation	7	6
Total revenue growth at constant currency	37%	29%

ALNYLAM PHARMACEUTICALS, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$866,394	$819,975
Marketable debt securities	1,297,890	1,548,617
Marketable equity securities	28,122	66,972
Accounts receivable, net	237,963	198,571
Inventory	128,962	86,363
Prepaid expenses and other current assets	132,916	88,078
Total current assets	2,692,247	2,808,576
Property, plant and equipment, net	523,494	501,958
Operating lease right-of-use assets	215,136	231,675
Restricted investments	49,390	40,891
Other assets	66,092	60,204
Total assets	$3,546,359	$3,643,304
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$98,094	$73,426
Accrued expenses	545,460	395,174
Operating lease liability	41,967	40,548
Deferred revenue	42,105	149,483
Liability related to the sale of future royalties	40,289	37,079
Total current liabilities	767,915	695,710
Operating lease liability, net of current portion	261,339	281,347
Deferred revenue, net of current portion	193,791	152,360
Convertible debt	1,016,942	—
Long-term debt	—	675,697
Liability related to the sale of future royalties, net of current portion	1,252,015	1,151,024
Other liabilities	212,580	98,963
Total liabilities	3,704,582	3,055,101
Commitments and contingencies (Note 14)
Stockholders’ (deficit) equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 123,925 shares issued and outstanding as of December 31, 2022; 120,182 shares issued and outstanding as of December 31, 2021	1,240	1,202
Additional paid-in capital	6,454,540	6,058,453
Accumulated other comprehensive loss	(44,654)	(33,259)
Accumulated deficit	(6,569,349)	(5,438,193)
Total stockholders’ (deficit) equity	(158,223)	588,203
Total liabilities and stockholders’ equity	$3,546,359	$3,643,304

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2021.

Contacts

Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom
(Investors and Media)
617-682-4340

Josh Brodsky
(Investors)
617-551-8276